Exhibit 99.1
 CAPSTEAD  Information as of March 31, 2014  Investor Presentation

 Safe Harbor Statement - Private Securities Litigation Reform Act of 1995  Cautionary Statement Concerning Forward-looking StatementsThis document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:  In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.  changes in general economic conditions;fluctuations in interest rates and levels of mortgage prepayments; the effectiveness of risk management strategies; the impact of differing levels of leverage employed; liquidity of secondary markets and credit markets; the availability of financing at reasonable levels and terms to support investing on a leveraged basis;the availability of new investment capital;the availability of suitable qualifying investments from both an investment return and regulatory perspective;  changes in legislation or regulation affecting Fannie Mae and Freddie Mac (together, the “GSEs”) and similar federal government agencies and related guarantees; other changes in legislation or regulation affecting the mortgage and banking industries;changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;deterioration in credit quality and ratings of existing or future issuances of GSE or Ginnie Mae Securities; changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; andincreases in costs and other general competitive factors.  2

Overview of Capstead Mortgage Corporation

Company Summary

- Founded in 1985, Capstead is the oldest publicly-traded residential mortgage REIT.
- Our sole focus is on managing a leveraged portfolio of short-duration* agency-guaranteed ARM securities that is appropriately hedged and can earn attractive risk-adjusted returns over the long term, with little, if any, credit risk.
- Our five-year compound annual total shareholder return was 17.2%.

Proven Strategy of Managing a Leveraged Portfolio of Seasoned, Short-Duration ARM Agency Securities

- At March 31, 2014, our agency-guaranteed ARM securities portfolio stood at $13.53 billion, supported by $1.48 billion in long-term investment capital levered 8.52 times.
- Our short-duration strategy differentiates us from our peers because the adjustable-rate mortgages underlying our portfolio reset to more current interest rates within a relatively short period of time:
  - allowing us to benefit from a potential recovery in financing spreads that typically contract during periods of rising interest rates, and
  - resulting in smaller fluctuations in portfolio values from changes in interest rates compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities.

Experienced Management Team Aligned with Stockholders

- Our top four executive officers have over 95 years of combined mortgage finance industry experience.
- We are internally-managed with low operating costs and a strong focus on performance-based compensation for our executive officers.
- This structure greatly enhances the alignment of management interests with those of our stockholders.

Straight-forward investment strategy and transparent reporting

- This singular and straight-forward investment strategy, together with our use of cash flow hedge accounting allows for easily understood, transparent financial reporting - what you see at a glance is what you get!
- Additional transparency is evident by virtue of our internally-managed structure – our compensation-related decisions and costs are fully disclosed and subject to annual say-on-pay approvals.
- We make every effort to provide additional analysis in our earnings reports, SEC filings and analyst presentations that tells our story in a complete and straight-forward fashion.

* *Duration is a measure of market price sensitivity to interest rate movements and a shorter duration generally indicates less interest rate risk.*

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Capstead's First Quarter 2014 Highlights

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- Generated earnings of $38.4 million or $0.37 per diluted common share
- Raised common dividend 10% to $0.34 per common share
- Financing spreads on residential mortgage investments increased five basis points to 1.30% with mortgage prepayments declining to 15.16% CPR
- Book value increased $0.12 to $12.59 per common share
- Agency-guaranteed ARM portfolio and leverage ended the quarter largely unchanged at $13.53 billion and 8.52 times long-term investment capital, respectively
- Select comments from our April 30, 2014 earnings press release:
  - We are pleased with our results for the first quarter and encouraged by our prospects for the remainder of 2014.
  - Our earnings improved during the first quarter…as mortgage prepayment rates declined to a two-year low.
  - We anticipate prepayment rates will likely be only modestly higher this spring and summer reflecting seasonal factors and an improving housing market.
  - We are continuing to see lower repo borrowing rates in April, which could, if this trend continues, offset modest upward pressure on borrowing costs from additional forward-starting swaps moving into current-pay status in the second quarter.
  - A healthy repo market allows us to continue executing our strategy of managing a conservatively leveraged portfolio of agency-guaranteed residential ARM securities.
  - As a result, we expect to report quarterly earnings over the remainder of 2014 consistent with these favorable conditions for both mortgage prepayments and borrowings.

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 Market Snapshot(dollars in thousands, except per share amounts)  5  In June 2013 we used the proceeds from our initial issuance of 7.50% Series E preferred shares to redeem high-cost (over 11%) preferred capital. In November 2013 we implemented an at-the-market, continuous offering program in order to issue small amounts of additional Series E preferred capital. Through the May filing date of our latest Form 10-Q, $5.0 million in additional Preferred E capital has been raised under this program since its implementation.In 2005 and 2006 we issued our 10-year fixed, 20-year variable-rate, unsecured borrowings through trust preferred vehicles. Utilizing forward-starting 20-year swaps, we have hedged the average cost of this capital down to 7.79% in 2016 and 7.56% in 2017 through maturity in 2035 and 2036.As of March 31, 2014.

Capstead's Proven Short-Duration Investment Strategy

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Low risk agency-guaranteed residential ARM securities financed primarily with 30-90 day "repo" borrowings, augmented with relatively low-cost two-year interest rate swap agreements for hedging purposes.

We replaced nearly all of our portfolio runoff and did not sell any assets or dramatically alter our hedge positions during 2013 despite sharp increases in interest rates that forced our longer-duration peers to sell assets at significant losses in order to reduce portfolio leverage. During the first quarter of 2014 we grew our portfolio modestly.

Residential ARM Securities Portfolio

As of March 31, 2014



Current-Reset ARMs $7.55 Billion
57%
43%
Longer-to-Reset ARMs $5.73 Billion

Total: $13.28 billion

Repurchase Arrangements & Similar Borrowings

As of March 31, 2014



Borrowings with rates effectively fixed by Currently-Paying Interest Rate Swaps $5.70 Billion
45%
Remaining Borrowings $5.39 Billion
43%
12%
Forward-starting Interest Rate Swap Positions $1.50 Billion

Total: $12.59 billion

- Our securities are typically backed by seasoned mortgage loans with coupon interest rates that are currently resetting to more current rates at least annually or will begin doing so in five years or less.
- We have long-term relationships with numerous lending counterparties. At quarter-end, we had borrowings outstanding with 22 counterparties at interest rates averaging 32 basis points.
- 1st quarter 2014 repo borrowing rates averaged 34 basis points, down from 38 basis points during the 4th quarter of 2013 (a blended rate of 0.49% after considering currently-paying interest rate swaps).
- At quarter-end we held $5.70 billion notional amount of currently-paying two-year term interest rate swaps requiring fixed rate payments averaging 0.50% with average maturities of 15 months. At quarter-end we also held $1.50 billion notional amount of forward-starting swaps that will begin requiring fixed rate payments averaging 0.49% for two-year terms beginning on various dates between April and July 2014.
- The duration of our investment portfolio and related borrowings (adjusted for swap positions) was approximately 11½ months and 9½ months, respectively, at quarter-end. This resulted in a net duration gap of approximately two months.

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 Capstead’s Prudent Use of Leverage  7  ** Borrowings under repurchase arrangements divided by long-term investment capital.  ($ in millions)  Portfolio Leverage*  Long-Term Investment Capital  $100  $167  $1,212  Common Stock  Preferred Stock  Trust Preferred Securities  Portfolio leverage ended the 1st quarter of 2014 at 8.52 times long-term investment capital unchanged from year-end. In our view, borrowing at current levels represents an appropriate and prudent use of leverage for an agency-guaranteed ARM securities portfolio in today’s market conditions.

 Financing Spread AnalysisAs of March 31, 2014 (unaudited)  8  Declines in cash yields primarily because of ARM loan coupon resets have moderated as an increasing number of these loans approach fully-indexed levels. After increasing during the 2nd and 3rd quarters of 2013, mortgage prepayments fell dramatically to average 17.14% CPR during the 4th quarter of 2013 and declined further to two-year lows of 15.16% during the 1st quarter of 2014. We anticipate prepayment rates will likely be modestly higher this spring and summer reflecting seasonal factors and an improving housing market. Repo borrowing rates declined modestly during 2013 into 2014 due to improving market conditions and hedge costs also declined as older, higher-rate swaps matured. Overall borrowing rates were unchanged during the 1st quarter of 2014 compared to the 4th quarter of 2013 as the benefits of lower repo borrowing rates were offset by a greater percentage of portfolio-related interest rate swap agreements moving into current-pay status. We are continuing to see lower repo borrowing rates in the 2nd quarter, which could, if this trend continues, offset modest upward pressure on borrowing costs from additional forward-starting swaps moving into current-pay status in the 2nd quarter.

 Agency Mortgage Prepayment Speeds versus Capstead Prepayment Speeds  9  Published Agency Prepayment Speeds vs. CMO Prepayment Speeds (in CPR)  After increasing during the 2nd and 3rd quarters of 2013, mortgage prepayments fell dramatically to average 17.14% CPR during the 4th quarter of 2013 and declined to two-year lows of 15.16% during the 1st quarter of 2014. We anticipate prepayment rates will likely be modestly higher this spring and summer reflecting seasonal factors and an improving housing market.

 * Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees, as of March 31, 2014. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balance of the mortgage loans underlying these investments. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins in effect as of March 31, 2014. Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of March 31, 2014. NOTE: Excludes $6 million legacy portfolio of fixed-rate investments.  Key Elements of Capstead’s ARM PortfolioAs of March 31, 2014 (dollars in thousands, unaudited)  10

 Capstead’s Stockholder Friendly Structure   11   * Expressed on an annualized basis as a percentage of average long-term investment capital.  Internally-managed with lower operating costs than our mortgage REIT peers.Our board of directors and our senior executives are required to hold a significant amount of Capstead stock. Our executives’ pay structure is variable through compensation elements that focus on “pay for performance” as opposed to fees paid to an external manager that are based solely on capital under management.As a result, our executives are incented to grow the Company by raising capital only when it is accretive to book value and earnings rather than for the purpose of increasing compensation or external management fees.

 CAPSTEAD  Appendix  CAPSTEAD  12

 Capstead’s Comparative Balance Sheets(dollars in thousands, except per share amounts, unaudited)  13

 Capstead’s Condensed Quarterly Income Statements(dollars in thousands, except per share amounts, unaudited)  14  Consists principally of interest on unsecured borrowings and is presented net of earnings of related statutory trusts. These affiliates were dissolved in December 2013.With the initial issuance of our 7.50% Series E preferred shares in May 2013 and subsequent redemption of our existing preferred shares, cash dividends paid on preferred shares was reduced on an annualized basis by $8.3 million, or nearly $0.09 per common share. Second quarter 2013 net income available to common stockholders reflects a short-term preferred capital “overhang” associated with the timing of the initial issuance of our Series E preferred shares and the June 2013 redemption of our existing preferred shares as well as a one-time charge of $19.9 million associated with the payment of Series A and B redemption preference premiums. Core earnings per common share, a non-GAAP financial measure, excludes the effects of these items. See page 16 for further information regarding this non-GAAP financial measure.

 Capstead’s Annual Income Statements – Five Years Ended 2013(dollars in thousands, except per share amounts, unaudited)  15     See page 16 for further information regarding these non-GAAP financial measures.

 Non-GAAP Financial MeasuresAs of March 31, 2014 (unaudited)  16  Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities. We believe presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of the second quarter 2013 preferred capital redemption and issuance transactions. We believe presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance.   Other interest-earning assets consist of overnight investments and cash collateral receivable from interest rate swap counterparties. Other interest-paying liabilities consist of long-term unsecured borrowings (at an average borrowing rate of 8.49%) that the Company considers a component of its long-term investment capital and cash collateral payable to interest rate swap counterparties.

Experienced Management Team

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Ninety-five years of combined mortgage finance industry experience, most of it with Capstead.

- **Andrew F. Jacobs – President and Chief Executive Officer, Director**
  - Has served as president and chief executive officer since 2003 and has held various executive positions at Capstead since 1988
  - Previously served as a member of the Executive Board of the National Association of Real Estate Investment Trusts ("NAREIT"), was founding chairman of NAREIT's Council of Mortgage REITs, is a member of the Executive Committee of the Chancellor's Council of the University of Texas System, the Advisory Council to the Department of Accounting at the University of Texas at Austin and the Executive Council of the Real Estate Finance and Investment Center at the University of Texas at Austin. Mr. Jacobs is a Certified Public Accountant ("CPA").
- **Phillip A. Reinsch – Executive Vice President and Chief Financial Officer, Secretary**
  - Has held various financial accounting and reporting positions at Capstead since 1993
  - Formerly employed by Ernst & Young LLP as an audit senior manager focusing on mortgage banking and asset securitization
  - CPA, Member AICPA, FEI
- **Robert A. Spears – Executive Vice President, Director of Residential Mortgage Investments**
  - Has served in asset and liability management positions at Capstead since 1994
  - Formerly Vice President of secondary marketing with NationsBanc Mortgage Corporation
- **Michael W. Brown – Senior Vice President, Asset and Liability Management, Treasurer**
  - Has served in asset and liability management positions at Capstead since 1994
  - MBA, Southern Methodist University, Dallas, Texas

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